EXHIBIT 21

                 PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
                     FOR FISCAL YEAR ENDED DECEMBER 31, 1999

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Subsidiaries of Peoples Bancorp Inc.
      The following are the only subsidiaries of Peoples Bancorp Inc.:

                                                                                    Jurisdiction
                                                                                         of
Name of Subsidiary                                                                 Incorporation
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
The Peoples Banking and Trust Company                                                   Ohio
The First National Bank of Southeastern Ohio ("First National Bank")               United States
      Northwest Territory Insurance Agencies, Inc. ("NTIA")                             Ohio
      Northwest Territory Life Insurance Agency, Inc. (Subsidiary of NTIA)              Ohio
      Northwest Territory Property & Casualty Life Insurance Agency, Inc.
           (Subsidiary of NTIA)                                                         Ohio

Peoples Bank FSB                                                                   United States

Northwest Territory Life Insurance Company                                            Arizona

PEBO Capital Trust I                                                                  Delaware

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